CONSULTING AGREEMENT
                              --------------------

     CONSULTING AGREEMENT dated as of January 17, 2000 between LAKOTA TECHNOLOGIES, INC., a Colorado corporation, ("Lakota"), on the one hand, and M. RICHARD CUTLER ("Cutler"), BRIAN A. LEBRECHT ("Lebrecht"), and VI BUI ("Bui"), on the other hand. Each of Cutler, Lebrecht, and Bui shall be referred to as a "Consultant" and collectively as the "Consultants").


     WHEREAS:

     A. Consultants have agreed to render consulting services with regard to the negotiation and completion of a stock exchange between Lakota and the majority shareholders of AGM, Inc., a Nevada corporation (the "AGM Shareholders").

     B. In the event Lakota is able to complete the Stock Exchange with the AGM Shareholders, Lakota wishes to compensate Consultants for their consulting services.

     NOW  THEREFORE,  it  is  agreed:

     1. Cash Compensation. Lakota shall pay by bank wire to Consultants, or their assigns, a consulting fee of $50,000.00 immediately upon the execution of a stock exchange agreement with the AGM Shareholders. The fee shall be accounted for as follows: $40,000 to Cutler and $10,000 to Lebrecht.

     2. Stock Compensation. Lakota shall pay and cause to be issued to Consultants, or their assigns, a consulting fee of 1,500,000 shares of common stock of Lakota (the "Shares") immediately upon the execution of a stock exchange agreement with the AGM Shareholders. The parties hereto agree that the value of such Shares shall be 50% of the average closing bid price for the 5 business days preceding this Agreement. The Shares shall be issued in the following manner: 1,050,000 shares to Cutler, and 225,000 shares to each of Lebrecht and Bui. Such shares shall be subject to registration by Lakota on Form S-8, at Lakota's sole expense, within 15 days of Lakota becoming eligible for such registration.

     3. Miscellaneous. This Agreement (i) shall be governed by the laws of the State of California; (ii) may be executed in counterparts each of which shall constitute an original; (iii) shall be binding upon the successors, representatives, agents, officers and directors of the parties; and (iv) may not be modified or changed except in a writing signed by all parties.

     This Consulting Agreement has been executed as of the date first above written.


LAKOTA  TECHNOLOGIES,  INC.

/s/  Ken Honeyman                              /s/  M. Richard Cutler
_______________________________               ______________________________
By:     Ken  Honeyman,  President                    M.  Richard  Cutler


/s/  Brian A. Lebrecht                         /s/  Vi Bui
_______________________________               ______________________________
Brian  A.  Lebrecht                              Vi  Bui